UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2022

Tesla, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Tesla Road

Austin, Texas 78725

(Address of Principal Executive Offices, and Zip Code)

(512) 516-8177

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

At Tesla, Inc.’s (“Tesla”) 2022 Annual Meeting of Stockholders (the “Annual Meeting”) held on August 4, 2022, Tesla’s stockholders voted on the following thirteen proposals and Tesla’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The individuals listed below were elected as Class III directors at the Annual Meeting to serve on Tesla’s Board of Directors (“Board”) for a term of three years or until their respective successors are duly elected and qualified.

	For	Against	Abstained	Broker Non-Votes
Ira Ehrenpreis	422,083,489	237,576,620	6,834,686	160,206,457
Kathleen Wilson-Thompson	450,788,965	208,928,959	6,776,871	160,206,457

Proposal 2

Proposal 2 was a management proposal to adopt amendments to Tesla’s certificate of incorporation to reduce director terms to two years. This proposal was not approved because it did not constitute at least 66 2/3% of the total outstanding shares of Tesla’s common stock.

For	Against	Abstained	Broker Non-Votes
658,920,067	2,368,893	5,205,834	160,206,457

Proposal 3

Proposal 3 was a management proposal to adopt amendments to Tesla’s certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements. This proposal was not approved because it did not constitute at least 66 2/3% of the total outstanding shares of Tesla’s common stock.

For	Against	Abstained	Broker Non-Votes
648,905,048	11,405,458	6,184,288	160,206,457

Proposal 4

Proposal 4 was a management proposal to adopt amendments to Tesla’s certificate of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
815,392,835	9,035,354	2,273,062	0

Proposal 5

Proposal 5 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
815,823,639	4,946,671	5,930,942	0

Proposal 6

Proposal 6 was a non-binding advisory stockholder proposal regarding proxy access. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
339,203,424	318,953,638	8,337,732	160,206,457

Proposal 7

Proposal 7 was a non-binding advisory stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts. This proposal was not approved.

For	Against	Abstained	Broker Non-Votes
310,073,911	350,704,443	5,716,440	160,206,457

Proposal 8

Proposal 8 was a non-binding advisory stockholder proposal regarding annual reporting on board diversity.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
64,045,523	593,842,981	8,606,291	160,206,457

Proposal 9

Proposal 9 was a non-binding advisory stockholder proposal regarding reporting on employee arbitration.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
249,694,649	410,541,878	6,258,267	160,206,457

Proposal 10

Proposal 10 was a non-binding advisory stockholder proposal regarding reporting on lobbying.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
228,375,570	431,305,947	6,813,278	160,206,457

Proposal 11

Proposal 11 was a non-binding advisory stockholder proposal regarding adoption of a freedom of association and collective bargaining policy rights.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
214,095,344	427,836,445	24,563,006	160,206,457

Proposal 12

Proposal 12 was a non-binding advisory stockholder proposal regarding additional reporting on child labor.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
69,241,120	587,705,507	9,548,167	160,206,457

Proposal 13

Proposal 13 was a non-binding advisory stockholder proposal regarding additional reporting on water risk.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
233,727,702	426,509,894	6,257,198	160,206,457

Item 8.01Other Events

On August 5, 2022, Tesla issued a press release announcing that its board of directors has declared a three-for-one split of Tesla’s common stock in the form of a stock dividend. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Press release of Tesla, Inc., dated August 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn Chief Financial Officer

Date: August 5, 2022